                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933



                          MANHATTAN SCIENTIFICS, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                     85-0460639
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

       641 Fifth Avenue, Suite 36F
          New York, New York                                       10022
(Address of principal executive offices)                         (Zip Code)


            Manhattan Scientifics, Inc. 2000 Equity Incentive Plan
                           (Full title of the plan)

                                 Marvin Maslow
                          641 Fifth Avenue, Suite 36F
                           New York, New York 10022
                    (Name and address of agent for service)

                                (212) 752-0505
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
                                     Proposed maximum   Proposed maximum
    Title of        Amount to be      offering price        aggregate          Amount of
 Securities to      registered(1)      per share(2)     offering price(2)  registration fee
 be registered
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Common Stock          900,000             $0.55             $495,000            $123.75
----------------------------------------------------------------------------------------------------

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock option plan described herein as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.

(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on September 10, 2001, as reported on the OTC Electronic Bulletin Board.

                               EXPLANATORY NOTE

     This Form S-8 Registration Statement is registering shares of common stock issuable pursuant to the Manhattan Scientifics, Inc. 2000 Equity Incentive Plan. The Plan authorizes a maximum of 30,000,000 shares of which 900,000 shares are being registered pursuant to this Form S-8.

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                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents are hereby incorporated by reference into this Registration Statement:

          (a) The Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, filed by the Registrant with the Securities and Exchange Commission (the "Commission") on April 2, 2001, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

          (b) The Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed by the Registrant with the Commission on May 15, 2001.

          (c) The Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed by the Registrant with the Commission on August 14, 2001.

          (d) The description of the Registrant's common stock, which is contained in a registration statement filed on Form 10-SB on December 8, 1999, as amended, file number 000-28411.

          (f) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          The Registrant's Certificate of Incorporation eliminates the personal liability of its directors to the Registrant and its stockholders for monetary damages for breach of their fiduciary duty, including acts constituting gross negligence. However, in accordance with Delaware law, a director will not be indemnified for a breach of his duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation or any transaction from which the director derived improper personal benefit. In addition, the Registrant's bylaws provide that the Registrant must, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify its directors, officers and
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employees, and persons serving in such capacities in other business enterprises
(including, for example, subsidiaries of the Registrant) at the Registrant's request, including those circumstances in which indemnification would otherwise be discretionary. The rights conferred are not exclusive and the Registrant is authorized, pursuant to Section 145 of the Delaware General Corporation Law, to enter into indemnification agreements with its directors, officers and employees, which it intends to do. The Registrant maintains director and officer liability insurance.

Item 7.   Exemption From Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          4.1   Certificate of Incorporation, as amended.(1)
          5.0   Opinion regarding legality
          10.1  Manhattan Scientifics, Inc. 2000 Equity Incentive Plan
          23.1  Consent of Richard A. Eisner & Company, LLP
          23.2  Consent of Pollet & Richardson (included in Exhibit 5)
---------
(1) Incorporated by reference to the Registrant's Form 10-SB filed with the Securities and Exchange Commission on December 8, 1999, file number 000-28411.

Item 9.   Undertakings.

          (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful
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defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 14th day of September, 2001.

                                   Manhattan Scientifics, Inc.


                                              /s/ Marvin Maslow
                                   By: __________________________________
                                       Marvin Maslow, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:



Dated:  September 14, 2001          /s/ Marvin Maslow
                                   _______________________________
                                   Marvin Maslow, Chairman of the Board
                                   and Chief Executive Officer



Dated:  September 14, 2001          /s/ Scott L. Bach
                                   ________________________________
                                   Scott L. Bach, Director and Secretary


Dated:  September 14, 2001          /s/ David A. Teich
                                   ________________________________
                                   David A. Teich, Director
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                               INDEX TO EXHIBITS

Exhibit Number    Description

4.1               Certificate of Incorporation, as amended(1)
5.0               Opinion regarding legality
10.1              Manhattan Scientifics, Inc. 2000 Equity Incentive Plan
23.1              Consent of Richard A. Eisner & Company, LLP
23.2              Consent of Pollet & Richardson (included in Exhibit 5)

(1) Incorporated by reference to the Registrant's Form 10-SB filed with the Securities and Exchange Commission on December 8, 1999, file number 000-28411.